UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): February 23, 2014

ORIENT-EXPRESS HOTELS LTD.
(Exact name of registrant as specified in its charter)

Bermuda
(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission file number)	(I.R.S. Employer Identification No.)

22 Victoria Street
Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

(441) 295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events

The information contained in this Current Report is furnished to the Commission under Item 8.01 (Other Events).

On February 23, 2014, Orient-Express Hotels Ltd. (the "Company") announced that its board of directors has approved a proposal to operate the Company's collection of luxury hotels and travel experiences under a new brand name, "Belmond", effective March 10, 2014. On February 24, 2014, the Company's management will make a public slide presentation (by webcast with accompanying oral remarks) regarding the new brand name. The Company's news release on February 23, 2014 and the slides to be shown at the February 24, 2014 webcast are attached as exhibits to this Current Report and incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)        Exhibits

99.1        News release of Orient-Express Hotels Ltd. dated February 23, 2014 regarding the new "Belmond" brand, being furnished to the Commission.

99.2        Slide presentation by management of Orient-Express Hotels Ltd. by webcast on February 24, 2014 regarding the new "Belmond" brand, being furnished to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

By:    /s/ Edwin S. Hetherington
Name: Edwin S. Hetherington
Title: Vice President, General Counsel and Secretary

Date: February 24, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News release of Orient-Express Hotels Ltd. dated February 23, 2014 regarding the new "Belmond" brand, being furnished to the Commission.

99.2	Slide presentation by management of Orient-Express Hotels Ltd. by webcast on February 24, 2014 regarding the new "Belmond" brand, being furnished to the Commission.

3